UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2012

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32935	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana 46240
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (317) 569-8234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marvin R. Richardson, President & CEO and a director of Arcadia Resources, Inc. (the “Company”), resigned as President & CEO and a director of the Company effective March 16, 2012 to accept employment with Medication Adherence Solutions, LLC (“MAS”).

On February 17, 2012, MAS purchased substantially all of the assets of the Company’s Pharmacy segment.  In connection with this transaction, the Company and MAS entered into a Management Services Agreement.  As reported on the Company’s Current Report on Form 8-K dated December 6, 2011, the Management Services Agreement automatically terminates when Mr. Richardson is no longer employed by the Company and he becomes employed by MAS.  Mr. Richardson’s resignation from the Company and employment by MAS resulted in a termination of the Management Services Agreement.

The Company’s Board of Directors has determined not to fill the position of President & CEO at this time.  Steven L. Zeller, Chief Operating Officer and General Counsel, and Matthew R. Middendorf, Chief Financial Officer, Treasurer and Secretary, will jointly manage the Company effective immediately.

The Board of Directors has elected Mr. Zeller and Mr. Middendorf to the Company’s Board of Directors effective immediately.

As previously reported, prior to April 4, 2011, Mr. Zeller had a beneficial ownership interest in an affiliated agency and thereby had an interest in the affiliate’s transactions with the Company, including the payments of commissions to the affiliate based on a specified percentage of gross margin.  The terms of these transactions were consistent with the affiliate agreement, which was entered into on August 13, 2006, prior to the time Mr. Zeller became an executive officer of the Company.  Commissions totaled $194,000 and $598,000 for the three- and nine-month periods ended December 31, 2010, respectively.  On April 4, 2011, the Company purchased substantially all of the assets of the affiliate and the affiliate’s interest in its affiliate agreement as required by the affiliate agreement for total consideration of $890,000 pursuant to the purchase price formula contained in the affiliate agreement.  Of the purchase price, $297,000 was paid in cash at the closing and the Company entered into a promissory note for the remaining $593,000.  The Company incurred interest expense related to the debt in the amount of $15,000 and $45,000 during the three- and nine-month periods ended December 31, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

Dated: March 19, 2012	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary